                                  EXHIBIT 21.1


                           Subsidiaries of the Company


Name                                               Jurisdiction of Incorporation

CLEC Communications Corporation..................            Delaware
Frontline Commerce Corporation...................            Delaware
WOWFactor, Inc...................................           New Jersey
Webprime, Inc....................................            New York